U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                   FORM 8-K

                                Current Report



                REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                   SECURITIES AND EXCHANGE ACT OF 1934



                               April 17, 2000
                               Date of Report
                     (Date of earliest event reported)



                               WSF CORPORATION
                (D.b.a. Wall Street Financial Corporation)
(Exact name of Small Business Issuer as specified in its charter)




Delaware                    0-17117                  99-0240826
(State of            (Commission File No.)      (I.R.S. Employer
Incorporation)                                Identification No.)





745 Fort St, Amfac Ctr, Hawaii Tower, Ste 700, Honolulu, HI 96813
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (808)526-3999













Item 1.    Changes in Control of Registrant

     Not applicable


Item 2.    Acquisition or Disposition of Assets

     Not Applicable


Item 3.    Bankruptcy or Receivership

     Not Applicable


Item 4.    Changes in Registrant's Certifying Accountant

     Not Applicable


Item 5.    Other Events

a) On April 17, 2000, the Company announce the engagement of Jon
A. Wilhelm, 41, MBA, CPA as the Company's new Senior Vice President and Chief Financial Officer. Mr. Wilhelm has significant experience in overseeing financial operations for international companies in both the United States and Europe and is experienced in financial management, regulatory requirements and corporate management.

b) On April 24, 2000, the Company announced the engagement of Robert Keller, 61, as Senior Vice President of Operations. Mr. Keller has significant experience in a variety of development projects and will oversee the implementation of the Plantation Revitalization Plan and the implementation of an ecologically sound Development Plan. He has worked as chief engineer for a mechanical contracting firm and overseen quality control and management of large commercial and government projects.

c) On April 24, 2000, the Company was notified of its requirements to bring its SEC reporting requirements current to maintain its NASD OTC Bulletin Board Listing. The notification was effected by changing the Company's Symbol from WSFI to WSFIE. The Company was aware of its responsibilities but was only able during the 1st Quarter of 2000 to devote sufficient working capital towards the completion of its audited financial statements, a task which was complicated by the location of its overseas operations. Due to the current status of the preparation of these reports, the Company believes that it will be able to file electronically most, if not all reports due on or before May 20, 2000, and/or any outstanding reports by May 31, 2000. While Mr. Wilhelm's focus will be to oversee the financial management of the company as it begins to execute its plans, his expertise will assure meeting future filing requirements.

Item 6.    Appointments and Resignations of Registrant's
Directors

     None

Item 7.    Financial Statements and Exhibits

     Press Release - RE: New CFO for WSF Corporation, Exhibit
"A".
     Press Release - RE: New SVP of Operations for WSF
Corporation, Exhibit "B".












                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registranthas duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    WSF Corporation



                                    By /s/ Gerhart W. Walch
                                    Gerhart W. Walch
                                    President & Chief Executive
                                      Officer


















EXHIBIT "A"

HONOLULU - (BUSINESS WIRE) - April 17, 2000 - WSF Corporation
(OTC BB: WSFI /
WSFIE), owners, sole trustee and asset manager of more than 31,000-acres of ocean-front property in Belize, announced today the appointment of Jon A. Wilhelm as Senior Vice President and Chief Financial Officer.

Wilhelm has significant experience of overseeing financial operations for international companies in both the United States and Europe and is familiar with financial mangement, regulatory requirements and corporate management. Currently, he is the CFO/Controller for two hotel projects and time-share developments in Colorado, valued in excess of $100 million.

A shareholder in WSF, Wilhelm has an MBA in Finance from the University of Southern California and is a licensed Certified
Public Accountant. Gail Kitaji, Ph.D., remains the Treasurer of the Company.

WSF assumed an active role in the business and economic development of Belize by establishing the WSF Trust Corporation of Belize Limited, sole trustee and asset manager of the property. Through the Trust Company, WSF will be developing 5,000-acres of its property, to be known as Belizea, just a few minutes north of the Belize International Airport. When completed, Belizea Estate will include an 800-acre Science and Technology Center, an equestrian community with 200 five-acre residential properties, and a resort with a championship golf course, a world-class hotel, conference and gaming facilities. Belize is a rapidly-emerging country at the Caribbean Coast of the Yucatan Peninsula, one of the fastest growing eco-tourism destinations in the world.


EXHIBIT "B"

HONOLULU - (BUSINESS WIRE) - April 24, 2000 - WSF Corporation
(OTC BB: WSFI / WSFIE), owners, sole trustee and asset manager of more than 31,000-acres of ocean-front property in Belize, announced today the appointment of Robert A. Keller as Senior
Vice President of Operations.

Keller has more than 40 years experience in a variety of development projects. He has worked as chief engineer for mechanical contracting firms, overseen quality control and management of large commercial and government projects, and been business manager for a number of entrepreneurial companies. Most recently, Keller was facilites engineer for Hawaiian Electric Company, one of Hawaii's largest corporations. Keller's education includes two Bachelor degrees, a Masters degree and completion of studies towards a Doctorate in Administration at Arizona State University.

WSF assumed an active role in the business and economic development of Belize by establishing the WSF Trust Corporation of Belize Limited, sole trustee and asset manager of the property. Through the Trust Company, WSF will be developing 5,000-acres of its property, to be known as Belizea, just a few minutes north of the Belize International Airport. When completed, Belizea Estate will include an 800-acre Science and Technology Center, an equestrian community with 200 five-acre residential properties, and a resort with a championship golf course, a world-class hotel, conference and gaming facilities. Belize is a rapidly-emerging as an eco-tourism destination in the Caribbean, and is the only English speaking country in that part of the world.